EXHIBIT 10.29

FIRST AMENDMENT TO MASTER REPURCHASE AGREEMENT

FIRST AMENDMENT TO MASTER REPURCHASE AGREEMENT, dated as of January 6, 2016 (this “Amendment”), by and among DB LOAN NT-II, LLC, a Delaware limited liability company (“Master Seller”), NORTHSTAR REAL ESTATE INCOME II, INC., a Maryland corporation (“NS Income II”), and NORTHSTAR REAL ESTATE INCOME OPERATING PARTNERSHIP II, LP, a Delaware limited partnership (“Operating Partnership”; and together with NS Income II, “Sponsor”), and DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH, a branch of a foreign banking institution (“Buyer”), and acknowledged and agreed to by DB LOAN MEMBER NT-II, LLC, a Delaware limited liability company (“Member”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as hereinafter defined).

RECITALS

WHEREAS, Master Seller and Buyer are parties to that certain Master Repurchase Agreement, dated as of July 2, 2014 (as amended, modified and/or restated, the “Repurchase Agreement”), between Master Seller and Buyer;

WHEREAS, Sponsor guaranteed the obligations of Seller under the Repurchase Agreement and the other Transaction Documents pursuant to that certain Limited Guaranty, dated as of July 2, 2014 (as amended, modified and/or restated, the “Guaranty”), from Sponsor to Buyer;

WHEREAS, Member guaranteed the obligations of Seller under the Repurchase Agreement and the other Transaction Documents pursuant to that certain Member Guaranty, dated as of July 2, 2014 (as amended, modified and/or restated, the “Member Guaranty”), from Member to Buyer;

WHEREAS, Master Seller, on behalf of itself and each Series Seller that is a party to a Transaction under the Repurchase Agreement as of the date hereof, and Buyer wish to amend and modify the Repurchase Agreement upon the terms and conditions hereinafter set forth; and

WHEREAS, Sponsor and Buyer wish to amend and modify the Guaranty upon the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, (i) Master Seller, on behalf of itself and each Series Seller that is a party to a Transaction under the Repurchase Agreement as of the date hereof, and Buyer hereby agree that the Repurchase Agreement shall be amended and modified as follows, and (ii) Sponsor and Buyer hereby agree that the Guaranty shall be amended and modified as follows:

1. Amendments to the Repurchase Agreement.

a. The Table of Contents is hereby amended by deleting the section heading “Mandatory Amortization” and replacing same with: “Margin Maintenance”.

b. The following defined terms as set forth in Section 2(a) of the Repurchase Agreement are hereby deleted in their entirety: “Purchased Loan LTV”, “Stabilized Loan Maximum Original Purchase Amount”, “Stabilized Loan Maximum Original Purchase Percentage”, “Transition Loan Maximum Original Purchase Amount” and “Transition Loan Maximum Original Purchase Percentage”.

c. The following defined terms as set forth in Section 2(a) of the Repurchase Agreement are hereby amended and restated in their entirety to read as follows:

“Maximum Original Purchase Percentage” shall mean, with respect to any Transaction, the percentage specified as the Maximum Original Purchase Percentage in the Confirmation for such Transaction as determined by Buyer in its sole and absolute discretion.

“Maximum Repurchase Price” shall mean, with respect to any Purchased Loan as of any date of determination, an amount equal to (i) the product of (x) the then current Principal Balance of such Purchased Loan, (y) the Purchase Date Market Value Percentage of such Purchased Loan, and (z) the Maximum Original Purchase Percentage of such Purchased Loan, less (ii) the Net Market Value Decrease of such Purchased Loan.

d. The following defined terms are hereby added to Section 2(a) of the Repurchase Agreement (in the proper alphabetical order):

“Credit Event Threshold” shall mean, for any Purchased Loan, any term, covenant or condition set forth in the Confirmation for the related Transaction designated as a Credit Event Threshold therein.

“Market Value Percentage” shall mean, with respect to any Eligible Loan or Purchased Loan, as of any date, the fraction, expressed as a percentage and rounded to the next highest hundredth of a percent, the numerator of which is the then current Market Value of such Eligible Loan or Purchased Loan, and the denominator of which is the then current Principal Balance of such Eligible Loan or Purchased Loan.

“Net Market Value Decrease” shall mean, with respect to any Purchased Loan, as of any date of determination, an amount equal to the greater of (i) zero and (ii) the product of (1) the then current Principal Balance of such Purchased Loan and (2) (x) the Purchase Date Market Value Percentage of such Purchased Loan, less (y) the then current Market Value Percentage of such Purchased Loan.

“Purchase Date Market Value” shall mean, with respect to any Purchased Loan, the Market Value of such Purchased Loan as of the related Purchase Date, and which Purchase Date Market Value shall be set forth in the Confirmation for the related Transaction.

“Purchase Date Market Value Percentage” shall mean, with respect to any Purchased Loan, the fraction, expressed as a percentage and rounded to the next highest hundredth of a percent, the numerator of which is the Purchase Date Market Value of such Purchased Loan, and the denominator of which is the Principal Balance as of the related Purchase Date, and which Purchase Date Market Value Percentage shall be set forth in the Confirmation for the related Transaction.

e. For all Transactions entered into under the Repurchase Agreement after the date of this Amendment, the term “Credit Event” in Section 2(a) of the Repurchase Agreement is hereby amended by deleting the word “and” after clause (vi) thereof, deleting the period after clause (vii) thereof and adding the following at the end of such definition (it being acknowledged and agreed that the definition of “Credit Event” for all Transactions in effect under the Repurchase Agreement as of the date of this Amendment shall remain unmodified):

“(viii)	the existence of any pending litigation, action, suit, arbitration, investigation or other legal or arbitration proceeding affecting any Mortgagor or guarantor for the Purchased Loan or the applicable Mortgaged Property which if adversely determined could reasonably be expected to have a material adverse effect on such Mortgagor, guarantor or the applicable Mortgaged Property; or

(ix)	a failure to satisfy any Credit Event Threshold for such Purchased Loan.”

f. The term “Debt Yield” in Section 2(a) of the Repurchase Agreement is hereby amended by deleting the words “underwritten net cash flow” in the second (2nd) line thereof and replacing same with “net operating income”.

g. The term “Market Value” in Section 2(a) of the Repurchase Agreement is hereby amended by adding the following sentence at the end of such definition: “Notwithstanding the foregoing, Buyer shall not reduce the Market Value for any Purchased Loan unless a Credit Event has occurred and is continuing with respect to such Purchased Loan.”

h. Exhibit I attached to the Repurchase Agreement is amended by inserting the following immediately prior to “Actual Original Purchase Percentage”:

“Purchase Date Market Value:	[ ]

Purchase Date Market Value Percentage:	[ ]”.

2. Amendment of Transaction Documents. From and after the date hereof, all references in the Repurchase Agreement to “this Agreement” and all references in the other Transaction Documents to “the Repurchase Agreement” shall be deemed to refer to the Repurchase Agreement as amended and modified by this Amendment and as same may be further amended, modified and/or restated.

3. Due Authority. Each of Master Seller, on behalf of itself and each Series Seller that is a party to a Transaction under the Repurchase Agreement as of the date hereof, Sponsor and Member hereby represents and warrants to Buyer that, as of the date hereof, (i) it has the power to execute, deliver and perform its respective obligations under this Amendment, (ii) this Amendment has been duly executed and delivered by it for good and valuable consideration, and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles, and (iii) neither the execution and delivery of this Amendment, nor the consummation by it of the transactions contemplated by this Amendment, nor compliance by it with the terms, conditions and provisions of this Amendment will conflict with or result in a breach of any of the terms, conditions or provisions of (A) its organizational documents, (B) any contractual obligation to which it is now a party or the rights under which have been assigned to it or the obligations under which have been assumed by it or to which its assets are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any lien upon any of its assets, other than pursuant to this Amendment, (C) any judgment or order, writ, injunction, decree or demand of any court applicable to it, or (D) any applicable Requirement of Law, in the case of clauses (A)-(C) above, to the extent that such conflict or breach is reasonably likely to result in a Material Adverse Effect.

4. Counterparts. This Amendment may be executed by each of the parties hereto in any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

6. Reaffirmation of Guaranty and Member Guaranty. Sponsor acknowledges the amendments and modifications of the Repurchase Agreement pursuant to this Amendment and hereby ratifies and reaffirms all of the terms, covenants and conditions of the Guaranty and agrees that the Guaranty remains unmodified and in full force and effect and enforceable in accordance with its terms. Member acknowledges the amendments and modifications of the Repurchase Agreement pursuant to this Amendment and hereby ratifies and reaffirms all of the terms, covenants and conditions of the Member Guaranty and agrees that the Member Guaranty remains unmodified and in full force and effect and enforceable in accordance with its terms.

7. Repurchase Agreement and Transaction Documents in Full Force and Effect. Except as expressly amended hereby, Master Seller, on behalf of itself and each Series Seller that is a party to a Transaction under the Repurchase Agreement as of the date hereof, Sponsor and Member acknowledge and agree that all of the terms, covenants and conditions of the Repurchase Agreement and the other Transaction Documents remain unmodified and in full force and effect and are hereby ratified and confirmed in all respects.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BUYER:

DEUTSCHE ANK AG, CAYMAN ISLANDS BRANCH

By:	/s/ Dean Aotani
Name: Dean Aotani
Title: Managing Director

By:	/s/ R. Christopher Jones
Name: R. Christopher Jones
Title: Director

MASTER SELLER:

DB LOAN NT-II, LLC, its sole member

By:	DB Loan Member NT-II, LLC, its sole member

	By:	NorthStar Real Estate Income Operating
Partnership II, LP, its sole member

		By:	NorthStar Real Estate Income II, Inc.,
its general partner

By:
Name: Jenny B. Neslin
Title: General Counsel and Secretary

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

SPONSOR:

NORTHSTAR REAL ESTATE INCOME II, INC.,
a Maryland corporation

By:	/s/ Jenny B. Neslin
Name: Jenny B. Neslin
Title: General Counsel and Secretary

NORTHSTAR REAL ESTATE INCOME
OPERATING PARTNERSHIP II, LP, a Delaware limited partnership

By:	NorthStar Real Estate Income II, Inc., a
Maryland corporation, its general partner

By:	/s/ Jenny B. Neslin
Name: Jenny B. Neslin
Title: General Counsel and Secretary

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

ACKNOWLEDGED AND AGREED TO
AS OF JANUARY 6, 2016:

MEMBER:

DB LOAN MEMBER NT-II, LLC,
a Delaware limited liability company

By:	NorthStar Real Estate Income Operating
Partnership II, LP, its sole member

By:	NorthStar Real Estate Income II, Inc.
its general partner

By:	/s/ Jenny B. Neslin
Name: Jenny B. Neslin
Title: General Counsel and Secretary